Exhibit 99.1

NEWS RELEASE

NUVASIVE REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS

SAN DIEGO, CA – July 27, 2017 - NuVasive, Inc. (Nasdaq: NUVA), a leading medical device company focused on transforming spine surgery with minimally disruptive, procedurally-integrated solutions, announced today financial results for the quarter ended June 30, 2017.

Second Quarter 2017 Highlights

●	Revenue increased 10.3% to $260.6 million, or 10.7% on a constant currency basis;

●	GAAP operating profit margin of 11.4%; Non-GAAP operating profit margin up 40 basis points from prior year to 16.3%;

●	GAAP diluted earnings per share of $0.22; Non-GAAP diluted earnings per share up 15.0% from prior year to $0.46; and

●	Company reiterates revenue, non-GAAP operating margin and non-GAAP diluted earnings per share guidance for 2017.

“NuVasive delivered better than expected operating profitability and earnings per share results in the second quarter 2017, along with continued strength across our International business, growing at more than 20% for the third quarter in a row,” said Gregory T. Lucier, chairman and chief executive officer of NuVasive. “In addition, several of our industry-disrupting technologies completed alpha and beta testing this quarter and will commercially launch over the next few months, giving surgeons and patients access to some of the most innovative technologies to address spine and trauma conditions, as well as radiation reduction in the operating room.”

A full reconciliation of GAAP to non-GAAP measures can be found in the tables of this news release.

Second Quarter 2017 Results

NuVasive reported second quarter 2017 total revenue of $260.6 million, a 10.3% increase compared to $236.2 million for the second quarter 2016. On a constant currency basis, second quarter 2017 total revenue increased 10.7% compared to the same period last year.

For the second quarter 2017, both GAAP and non-GAAP gross profit was $194.2 million, while both GAAP and non-GAAP gross margin was 74.5%. These results compared to GAAP and non-GAAP gross profit of $176.5 million and $183.8 million, respectively, and GAAP and non-GAAP gross margin of 74.7% and 77.8% respectively, for the second quarter 2016. Total GAAP and non-GAAP operating expenses were $164.4 million and $151.7 million, respectively, for the second quarter 2017. These results compared to GAAP and non-GAAP operating expenses of $116.4 million and $146.4 million, respectively, for the second quarter 2016.

NuVasive reported a GAAP net income of $12.7 million, or $0.22 per share, for the second quarter 2017 compared to $30.2 million, or $0.57 per share, for the second quarter 2016.

On a non-GAAP basis, the Company reported net income of $24.1 million, or $0.46 per share for the second quarter 2017 compared to $20.6 million, or $0.40 per share, for the second quarter 2016.

Cash, cash equivalents and short and long-term marketable securities were approximately $130.9 million at June 30, 2017.

Annual Guidance for 2017

The Company reiterated full year 2017 financial guidance in line with prior expectations, with the exception of the impact of updated foreign exchange rates.

		2017 Guidance [1]
	(in Million’s; except %‘s and EPS)	GAAP	Non-GAAP
	Revenue	$1,065	$1,065
	% Growth - Reported	10.7%	10.7%
	% Growth - Constant Currency [2]		11.1%
	Operating margin	12.4%	17.1%
	Earnings per share	$1.13	$2.00
	EBITDA	23.6%	26.7%
	Tax Rate	~33%	~35%

[1]	Current guidance reflects guidance provided July 27, 2017.

[2]	Constant currency is a measure that adjusts US GAAP revenue for the impact of currency over the same period in the prior year.

●	Revenue of $1.065 billion, which now includes approximately $4 million in year-over-year currency headwinds, and reflects 10.7% growth on a reported basis and 11.1% growth on a constant currency basis compared to revenue of $962.1 million for 2016;

●	Non-GAAP diluted earnings per share of $2.00, an increase of 20% compared to non-GAAP diluted earnings per share of $1.66 for 2016;

●	Non-GAAP operating profit margin of 17.1%, an increase of 100 basis points compared to 16.1% for 2016; and

●	Adjusted EBITDA margin of 26.7%, an increase of 150 basis points compared to 25.2% for 2016.

Supplementary Financial Information

For additional financial detail, please visit the Investor Relations section at www.nuvasive.com to access Supplementary Financial Information.

Reconciliation of Full Year EPS Guidance

		2017 Guidance
	2016 Actuals	Prior [1,2]	Current [1,3]
GAAP net income per share	$0.69	$1.13	$1.13

Impact of change to diluted share count	0.02	0.07	0.09

GAAP net income per share, adjusted to diluted Non-GAAP share count	$0.71	$1.20	$1.22

Litigation liability gain	(0.83)	-	-

Business transition costs [4]	0.35	0.04	0.05

Non-cash interest expense on convertible notes	0.38	0.33	0.33

Non-cash purchase accounting adjustments on acquisitions [5]	0.28	-	-

Loss on repurchase of convertible notes	0.37	-	-

Amortization of intangible assets [6]	0.78	0.89	0.88

Tax effect of adjustments [7]	(0.38)	(0.46)	(0.48)

Non-GAAP earnings per share	$1.66	$2.00	$2.00

GAAP Weighted shares outstanding - basic	50,077	50,967	50,864

GAAP Weighted shares outstanding - diluted	54,102	56,269	56,617

Non-GAAP Weighted shares outstanding - diluted	51,981	53,069	52,738

[1]	Prior guidance provided April 25, 2017. Current guidance reflects guidance provided July 27, 2017.

[2]	Effective tax expense rate of ~34% applied to GAAP earnings and ~35% applied to Non-GAAP earnings.

[3]	Effective tax expense rate of ~33% applied to GAAP earnings and ~35% applied to Non-GAAP earnings.

[4]	Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs and other costs directly associated with such activities.

[5]	Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[6]	Excludes the amortization associated with non-controlling interest.

[7]	The impact on results from taxes include tax effecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual estimated rate of ~35% on a non-GAAP basis.

Reconciliation of Non-GAAP Operating Margin %
		2017 Guidance
(in thousands, except %)	2016 Actuals	Prior [1]	Current [1]

Non-GAAP Gross Margin % [A]	76.6%	76.1%	75.6%
Non-cash purchase accounting adjustments on acquisitions [2]	(1.5%)	0.0%	0.0%

GAAP Gross Margin [B]	75.0%	76.1%	75.6%

GAAP & Non-GAAP Sales, Marketing & Administrative Expense [C]	55.5%	54.0%	53.5%

Non-GAAP Research & Development Expense [D]	5.0%	5.0%	5.0%
In-process research & development	0.0%	0.0%	0.0%

GAAP Research & Development Expense [E]	5.0%	5.0%	5.0%

Litigation liability [F]	(4.5%)	0.0%	0.0%
Amortization of intangible assets [G] [3]	4.4%	4.6%	4.5%
Business transition costs [H] [4]	1.9%	0.2%	0.2%

Non-GAAP Operating Margin % [A - C - D]	16.1%	17.1%	17.1%

GAAP Operating Margin % [B - C - E - F - G - H]	12.8%	12.3%	12.4%

[1]	Prior guidance provided April 25, 2017. Current guidance reflects guidance provided July 27, 2017.

[2]	Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[3]	Excludes the amortization associated with non-controlling interest.

[4]	Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs and other costs directly associated with such activities.

Reconciliation of EBITDA %
		2017 Guidance
(in thousands, except %)	2016 Actuals	Prior [1]	Current [1]
Net Income / (Loss)	3.9%	6.0%	6.0%
Interest (income) / expense, net [2]	6.1%	3.5%	3.6%
Provision for income taxes	3.0%	3.0%	2.9%
Depreciation and amortization [3]	10.5%	11.1%	11.0%

EBITDA	23.5%	23.6%	23.6%
Non-cash stock based compensation	2.8%	3.0%	3.0%
Business transition costs [4]	1.9%	0.2%	0.2%
Non-cash purchase accounting adjustments on acquisitions [5]	1.5%	0.0%	0.0%
In-process research & development	0.0%	0.0%	0.0%
Litigation liability gain	(4.5%)	0.0%	0.0%

Adjusted EBITDA	25.2%	26.7%	26.7%

[1]	Prior guidance provided April 25, 2017. Current guidance reflects guidance provided July 27, 2017.

[2]	Interest (income) / expense, net for the quarter and year ended December 31, 2016 includes loss on extinguishment of debt for $1.6 million and $19.1 million, respectively.

[3]	Excludes the amortization associated with non-controlling interest.

[4]	Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs and other costs directly associated with such activities.

[5]	Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

Reconciliation of Non-GAAP Information

Management uses certain non-GAAP financial measures such as non-GAAP earnings per share, non-GAAP net income, non-GAAP operating expenses and non-GAAP operating profit margin, which exclude amortization of intangible assets, purchase accounting related charges, leasehold related charges, integration related expenses associated with acquired businesses, one-time restructuring and acquisition related items, CEO transition related costs, certain litigation charges, non-cash interest expense and/or losses on convertible notes, and the impact from taxes related to these items, including those taxes that would have occurred in lieu of these items. Management also uses certain non-GAAP measures which are intended to exclude the impact of foreign exchange currency fluctuations. The measure constant currency is the use of an exchange rate that eliminates fluctuations when calculating financial performance numbers.

The Company also uses measures such as free cash flow, which represents cash flow from operations less cash used in the acquisition and disposition of capital. Additionally, the Company uses an adjusted EBITDA measure which represents earnings before interest, taxes, depreciation and amortization and excludes the impact of stock-based compensation, purchase accounting related changes, leasehold related charges, integration related expenses associated with acquired businesses, CEO transition related costs, certain litigation liabilities, acquisition related items and other significant one-time items. Management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to further and more consistently analyze the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. These non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

Reconciliation of Second Quarter 2017 Results

GAAP Net Income per Share to Non-GAAP Earnings per Share

(in thousands, except per share data)	Adjustments	Diluted Earnings Per Share
GAAP net income	$12,661	$0.22

Business transition costs [1]	1,369

Non-cash interest expense on convertible notes	4,665

Amortization of intangible assets [2]	11,028

Tax effect of adjustments [3]	(5,661)

Adjustments to GAAP net income	11,401

Non-GAAP earnings	$24,062	$0.46

GAAP weighted shares outstanding - diluted		58,330

Non-GAAP weighted shares outstanding - diluted [4]		52,743

[1]	Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs and other costs directly associated with such activities.

[2]	Excludes the amortization associated with non-controlling interest.

[3]	The impact on results from taxes include tax effecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual estimated rate of ~35% on a non-GAAP basis.

[4]	Excludes the impact of dilutive convertible notes and warrants for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

Reconciliation of Year To Date 2017 Results

GAAP Net Income per Share to Non-GAAP Earnings per Share

(in thousands, except per share data)	Adjustments	Diluted Earnings Per Share

GAAP net income	$25,429	$0.44

Business transition costs [1]	1,424

Non-cash interest expense on convertible notes	9,264

Amortization of intangible assets [2]	22,766

Tax effect of adjustments [3]	(14,784)

Adjustments to GAAP net income	18,670

Non-GAAP earnings	$44,099	$0.84

GAAP weighted shares outstanding - diluted		58,059

Non-GAAP weighted shares outstanding - diluted [4]		52,713

[1]	Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs and other costs directly associated with such activities.

[2]	Excludes the amortization associated with non-controlling interest.

[3]	The impact on results from taxes include tax effecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual estimated rate of ~35% on a non-GAAP basis.

[4]	Excludes the impact of dilutive convertible notes and warrants for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

Reconciliation of Second Quarter and Six Months 2017 Results

GAAP net income to Adjusted EBITDA

	Three months ended	Six months ended
(in thousands, except per share data)	June 30, 2017	June 30, 2017
GAAP net income	$12,661	$25,429

Interest expense/(income), net	9,944	19,606

Provision for income taxes	7,079	8,569

Depreciation and amortization [1]	28,856	58,014

EBITDA	$58,540	$111,618

Business transition costs [2]	1,369	1,424

Non-cash stock based compensation	8,394	15,411

Adjusted EBITDA	$68,303	$128,453

As a percentage of revenue	26.2%	25.2%

[1]	Excludes the amortization associated with non-controlling interest.

[2]	Costs related to acquisition, integration and business transition activities which includes severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs and other costs directly associated with such activities.

Investor Conference Call

NuVasive will hold a conference call today at 4:30 p.m. ET / 1:30 p.m. PT to discuss the results of its financial performance for the second quarter 2017. The dial-in numbers are 1-877-407-9039 for domestic callers and 1-201-689-8470 for international callers. A live webcast of the conference call will be available online from the Investor Relations page of the Company’s website at www.nuvasive.com. After the live webcast, the call will remain available on NuVasive’s website through August 28, 2017. In addition, a telephone replay of the call will be available until August 3, 2017. The replay dial-in numbers are 1-844-512-2921 for domestic callers and 1-412-317-6617 for international callers. Please use pin number: 13665648.

About NuVasive

NuVasive, Inc. (NASDAQ: NUVA) is transforming spine surgery and beyond with minimally invasive, procedurally-integrated solutions designed to deliver reproducible and clinically-proven surgical outcomes. The Company’s portfolio includes access instruments, implantable hardware, biologics, software systems for surgical planning, navigation and imaging solutions, magnetically adjustable implant systems for spine and orthopedics, and intraoperative monitoring service offerings. With $962 million in revenues (2016), NuVasive has an approximate 2,300 person workforce in more than 40 countries serving surgeons, hospitals and patients. For more information, please visit www.nuvasive.com.

Forward-Looking Statements

NuVasive cautions you that statements included in this news release or made on the investor conference call referenced herein that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. In addition, this news release contains selected financial results from the second quarter 2017, as well as projections for 2017 financial guidance and longer-term financial performance goals. The numbers for the second quarter 2017 are prior to the completion of review procedures by the Company’s external auditors and are subject to adjustment. In addition, the Company’s projections for 2017 financial guidance and longer-term financial performance goals represent current estimates, including initial estimates of the potential benefits, synergies and cost savings associated with acquisitions, which are subject to the risk of being inaccurate because of the preliminary nature of the forecasts, the risk of further adjustment, or unanticipated difficulty in selling products or generating expected profitability. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the risk that NuVasive’s revenue or earnings projections may turn out to be inaccurate because of the preliminary nature of the forecasts; the risk of further adjustment to financial results or future financial expectations; unanticipated difficulty in selling products, generating revenue or producing expected profitability; the risk that acquisitions will not be integrated successfully or that the benefits and synergies from the acquisition may not be fully realized or may take longer to realize than expected; and those other risks and uncertainties more fully described in the Company’s news releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. The forward-looking statements contained herein are based on the current expectations and assumptions of NuVasive and not on historical facts. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

NuVasive, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
(unaudited)	2017	2016	2017	2016
Revenue	$260,573	$236,210	$510,437	$451,314
Cost of goods sold (excluding below amortization of intangible assets)	66,421	59,745	128,034	113,971

Gross profit	194,152	176,465	382,403	337,343
Operating expenses:
Sales, marketing and administrative	139,109	134,487	279,611	259,325
Research and development	12,572	11,871	24,986	22,500
Amortization of intangible assets	11,349	10,603	23,410	18,474
Litigation liability (gain)	—	(43,310)	—	(43,310)
Business transition costs	1,369	2,756	1,424	8,063

Total operating expenses	164,399	116,407	329,431	265,052
Interest and other expense, net:
Interest income	139	406	276	734
Interest expense	(10,083)	(10,537)	(19,882)	(19,009)
Loss on repurchases of convertible notes	—	—	—	(17,444)
Other expense, net	(501)	(246)	(243)	(196)

Total interest and other expense, net	(10,445)	(10,377)	(19,849)	(35,915)
Income before income taxes	19,308	49,681	33,123	36,376
Income tax expense	(7,079)	(19,891)	(8,569)	(10,411)

Consolidated net income	$12,229	$29,790	$24,554	$25,965

Add back net loss attributable to non-controlling interest	$(432)	$(423)	$(875)	$(880)

Net income attributable to NuVasive, Inc.	$12,661	$30,213	$25,429	$26,845

Net income per share attributable to NuVasive, Inc.:
Basic	$0.25	$0.60	$0.50	$0.54

Diluted	$0.22	$0.57	$0.44	$0.51

Weighted average shares outstanding:
Basic	51,082	50,027	50,825	49,822

Diluted	58,330	53,159	58,059	52,354

NuVasive, Inc.

Consolidated Balance Sheets

(in thousands, except par values and share amounts)

	June 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$130,932	$153,643
Restricted cash and investments	2,402	—
Accounts receivable, net of allowances of $9,399 and $8,912, respectively	190,169	171,595
Inventory, net	236,839	208,249
Prepaid income taxes	19,576	31,926
Prepaid expenses and other current assets	12,310	10,030

Total current assets	592,228	575,443
Property and equipment, net	214,601	181,524
Intangible assets, net	268,466	291,143
Goodwill	486,439	485,685
Deferred tax assets	5,961	5,810
Restricted cash and investments	4,945	7,405
Other assets	33,744	23,794

Total assets	$1,606,384	$1,570,804

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$82,933	$77,585
Contingent consideration liabilities	19,271	49,742
Accrued payroll and related expenses	49,323	51,000
Income tax liabilities	11,995	2,469
Short-term borrowings	20,000	—
Senior convertible notes	63,302	61,701

Total current liabilities	246,824	242,497
Long-term senior convertible notes	573,532	564,412
Deferred and income tax liabilities, non-current	16,110	18,607
Other long-term liabilities	46,312	44,764
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 120,000,000 shares authorized at June 30, 2017 and December 31, 2016, 58,081,702 and 55,184,660 issued and outstanding at June 30, 2017 and December 31, 2016, respectively	58	55
Additional paid-in capital	1,033,546	1,010,238
Accumulated other comprehensive loss	(8,131)	(10,631)
Accumulated deficit	(53,077)	(66,859)
Treasury stock at cost; 4,974,534 shares and 4,758,828 shares at June 30, 2017 and December 31, 2016, respectively	(253,503)	(237,867)

Total NuVasive, Inc. stockholders’ equity	718,893	694,936
Non-controlling interest	4,713	5,588

Total equity	723,606	700,524

Total liabilities and equity	$1,606,384	$1,570,804

NuVasive, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
(unaudited)	2017	2016
Operating activities:
Consolidated net income	$24,554	$25,965
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	58,688	46,329
Loss on repurchases of convertible notes	—	17,444
Amortization of non-cash interest	10,882	10,943
Stock-based compensation	15,411	12,357
Reserves on current assets	(95)	6,751
Other non-cash adjustments	7,380	8,387
Deferred income taxes	(2,570)	14,691
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(17,586)	(8,615)
Inventory	(29,012)	(12,019)
Prepaid expenses and other current assets	(2,485)	728
Contingent consideration liabilities	(11,200)	—
Accounts payable and accrued liabilities	4,987	14,384
Litigation liability	—	(43,310)
Accrued payroll and related expenses	(2,004)	(4,356)
Income taxes	10,172	10,534

Net cash provided by operating activities	67,122	100,213
Investing activities:
Acquisition of Ellipse Technologies, net of cash acquired	—	(380,080)
Other acquisitions and investments	(14,417)	(8,079)
Purchases of intangible assets	(1,695)	(5,918)
Purchases of property and equipment	(68,690)	(52,566)
Purchases of marketable securities	—	(128,956)
Proceeds from sales of marketable securities	—	339,320

Net cash used in investing activities	(84,802)	(236,279)
Financing activities:
Proceeds from the issuance of common stock	5,369	6,150
Purchase of treasury stock	(10,844)	(22,549)
Payment of contingent consideration	(18,800)	—
Proceeds from issuance of convertible debt, net of issuance costs	—	634,140
Proceeds from sale of warrants	—	44,850
Purchase of convertible note hedge	—	(111,150)
Repurchases of convertible notes	—	(343,835)
Proceeds from revolving line of credit	20,000	50,000
Repayments on revolving line of credit	—	(50,000)
Other financing activities	(2,205)	(1,545)

Net cash (used in) provided by financing activities	(6,480)	206,061
Effect of exchange rate changes on cash	1,449	748

(Decrease) increase in cash and cash equivalents	(22,711)	70,743
Cash and cash equivalents at beginning of period	153,643	192,339

Cash and cash equivalents at end of period	$130,932	$263,082

  Investor Contact:

Suzanne Hatcher

NuVasive, Inc.

1-858-458-2240

shatcher@nuvasive.com

Media Contact:

Stefanie Mazer

  NuVasive, Inc.

1-858-320-2240

media@nuvasive.com